Exhibit 99.1

CNX Gas Reports Fourth Quarter and Full Year 2005 Results

Pittsburgh, PA (January 25, 2006) – CNX Gas Corporation (NYSE: CXG) reported net income for the quarter ended December 31, 2005 of $32.6 million, or $0.22 per diluted share, compared with net income of $18.7 million for the quarter ended December 31, 2004. Production was 12.3 Bcf, or 134.0 MMcf per day for the quarter ended December 31, 2005, down slightly from the 12.5 Bcf, or 135.9 MMcf per day, for the quarter ended December 31, 2004.

For the year ended December 31, 2005, net income was $102.2 million, or $0.76 per diluted share, up from $80.8 million for the year ended December 31, 2004. Production was 48.4 Bcf, or 132.6 MMcf per day for the year ended December 31, 2005, down slightly from the 48.6 Bcf, or 132.7 MMcf per day for the year ended December 31, 2004.

Nicholas J. DeIuliis, president and chief executive officer, said, “I am very encouraged by our earnings for the fourth quarter and the year. While much of the increase in quarterly and annual income was due to higher realized prices, we were successful in keeping costs under control. Financially, we ended the year with no debt, significant cash on hand, and the ability to deploy all of our future operating cash flow back into what we think is the best consolidated asset position in Appalachia.”

FINANCIAL AND OPERATIONAL RESULTS - Period-To-Period Comparison

	Quarter Ended December 31, 2005	Quarter Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2004
Total Revenue and Other Income	$220.0	$118.9	$613.4	$397.5
Net Income	$32.6	$18.7	$102.2	$80.8
Earnings per Share - Diluted	$0.22	$0.15	$0.76	$0.66
Pro Forma E.P.S. – Diluted *	$0.22	$0.12	$0.68	$0.54
Net Cash from Operating Activities	$46.0	$52.5	$170.9	$175.4
EBITDA	$61.9	$39.6	$201.4	$165.6
EBIT	$52.7	$30.8	$166.3	$132.7
Total Period Production (Bcf)	12.3	12.5	48.4	48.6
Average Daily Production (MMcf)	134.0	135.9	132.6	132.7
Capital Expenditures	$40.6	$29.8	$110.8	$89.8

Financial results are in millions of dollars except per share amounts. Production results are net of royalties. Amounts for capital expenditures do not include amounts for equity affiliates. *Pro forma E.P.S. based upon comparable shares outstanding.

During 2005, CNX Gas lost production in excess of 4 Bcf due to CONSOL Energy mine and non-affiliated interstate pipeline curtailment issues.

The price realized for the Company’s gas production, including the effects of hedging, was $7.12 per Mcf for the quarter ended December 31, 2005. This was up 42% from the $5.00 per Mcf received for the quarter ended December 31, 2004. For the year ended December 31, 2005, CNX Gas realized $6.08 per Mcf, including hedged production. This was up 19% from the $5.09 per Mcf realized for the year ended December 31, 2004.

For the quarter ended December 31, 2005, unit costs for Company production, exclusive of royalties, were $2.90 per Mcf, or 11% higher than the $2.61 per Mcf for the quarter ended December 31, 2004. For the year ended December 31, 2005, costs were $2.72 per Mcf, up 11% from the $2.45 per Mcf for the year ended December 31, 2004.

Mr. DeIuliis commented on the $0.27 per Mcf increase in year-over-year costs, saying, “While we’re not content with the twenty-seven cent increase in unit costs, it is important to note that in our key production area – Central Appalachia – unit costs related to production in 2005 were actually slightly below those of 2004. This is remarkable, given the loss of 4 Bcf of our lowest-cost production in Central Appalachia mentioned earlier. Conversely, in Northern Appalachia, a start-up production area, we incurred costs associated with higher staffing levels but did not meet expected production levels. We expect that in 2006, we will see unit production costs in Northern Appalachia closer to Company averages as additional volumes are produced.”

“Certain other factors that also contributed to unit production cost increases in 2005 were the inclusion of incentive compensation expense, higher production taxes due to rising sales prices, and higher firm transportation costs to ship gas on interstate pipelines.”

PRICE AND COST DATA PER NET MCF - Period-To-Period Comparison

	Quarter Ended December 31, 2005	Quarter Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2004
Average Sales Price/Mcf	$7.12	$5.00	$6.08	$5.09
Costs/Mcf – Production
Lifting	$0.37	$0.41	$0.35	$0.33
Other Production Costs	$0.20	$0.14	$0.24	$0.20
Administration	$0.49	$0.30	$0.39	$0.30
DD&A	$0.52	$0.52	$0.36	$0.34
Production Taxes	$0.27	$0.19	$0.21	$0.18
Costs/Mcf – Gathering
Operating Costs	$0.68	$0.71	$0.67	$0.65
Firm Transportation	$0.13	$0.13	$0.12	$0.09
DD&A	$0.24	$0.21	$0.38	$0.36
Total Costs/Mcf	$2.90	$2.61	$2.72	$2.45

Operations Update

During the quarter ended December 31, 2005 CNX Gas drilled 63 coalbed methane wells, of which 58 were in Central Appalachia and the remainder in Northern Appalachia. All are 100% owned by CNX Gas.

For the year ended December 31, 2005, CNX Gas drilled 226 coalbed methane wells, of which 206 were in Central Appalachia and the remainder in Northern Appalachia. All are 100% owned by CNX Gas.

Also during 2005, CNX Gas employees achieved a significant milestone, working another year without having a lost time accident, bringing the cumulative accident-free total to over 1.7 million man hours.

Financial Update

On October 7, 2005, CNX Gas and its wholly-owned subsidiaries entered into a new credit agreement with a group of commercial lenders. The new agreement provides for a revolving credit facility in an initial amount of up to $200 million, with the right to upsize the revolver to $300 million. As of December 31, 2005, CNX Gas had not drawn upon the facility other than $14.4MM for letters of credit. Furthermore, the Company ended the year with cash on hand of $20.1 million.

Guidance

Three year guidance is as follows:

	2006	2007	2008
Total Period Production (Bcf)	55.7	64.9	76.2
Production Growth	15%	16%	17%
Volumes Hedged (Bcf) 12/31/05	17.0	7.4	7.4
Average Hedge Price ($/Mcf)	7.42	7.67	7.20
Capital Expenditures ($MM)	190	222	233

“While 2005 was our most profitable year, we expect even better performance in 2006,” commented Mr. DeIuliis. “With CONSOL Energy’s Buchanan Mine back in full operation, with our rigs secured for our three year drilling program in Central and Northern Appalachia, and with many of our below market hedges having rolled-off at the end of 2005, we are excited about the prospects for 2006. Everything is in place to deliver the 2006 performance we targeted when we executed our 144A transaction last summer.”

For 2006, the Board of Directors has approved a capital budget of $190 million. Plans include the drilling of 290 wells, including 215 frac wells in Central Appalachia, 23 vertical-to-horizontal wells in Northern Appalachia, and 47 conventional wells in our Knox Energy partnership in Tennessee. The well counts are exclusive of gob wells.

In the summer of 2006, CNX Gas is expecting to see the completion of the Jewell Ridge lateral, which will enable the Company to move some of the additional production volumes generated by its capital spending program.

Mr. DeIuliis further commented, “Our management team is focused on key return criteria such as return on equity, return on capital employed, and return on assets. We feel these parameters are the best measures of the efficient deployment of capital in the long term. It is our expectation to be an industry leader in these parameters by continuing to work accident-free, remaining a low-cost producer, and steadily increasing production.”

Description

CNX GAS CORPORATION is an independent natural gas exploration, development and production company operating in the Appalachian Basin of the United States.

Contact:

Dan Zajdel

Director - Investor and Public Relations (412) 854-6719

danzajdel@cnxgas.com

www.cnxgas.com

Definition: EBIT is defined as earnings (excluding cumulative effect of accounting change) before deducting net interest expense (interest expense less interest income) and income taxes. EBITDA is defined as earnings (excluding cumulative effect of accounting change) before deducting net interest expense (interest expense less interest income), income taxes, and depreciation, depletion and amortization. Although EBIT and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, management believes that it is useful to an investor in evaluating CNX Gas because it is widely used to evaluate a company’s operating performance before debt expense and its cash flow. EBIT and EBITDA do not purport to represent cash generated by operating activities and should not be considered in isolation or as a substitute for measures of performance in accordance with generally accepted accounting principles. In addition, because all companies do not calculate EBIT and EBITDA identically, the presentation here may not be comparable to similarly titled measures of other companies. Reconciliation of EBITDA and EBIT to the income statement is as follows:

CNX Gas

EBIT & EBITDA

(000) Omitted

	Quarter Ended December 31, 2005	Quarter Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2004
Net Income	$32,580	$18,733	$102,168	$80,788

Add: Interest Expense	14	—	14	—
Less: Interest Income	418	—	418	—
Add: Income Taxes	20,562	12,050	64,550	51,898

Earnings Before Interest & Taxes (EBIT)	52,738	30,783	166,314	132,686

Add: Depreciation, Depletion, & Amortization	9,156	8,786	35,039	32,889

Earnings Before Interest, Taxes, & DD&A (EBITDA)	$61,894	$39,569	$201,353	$165,575

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements in this release, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this release speak only as of the date of this release; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: our business strategy; our financial position; our cash flow and liquidity; declines in the prices we receive for our gas affecting our operating results and cash flow; uncertainties in estimating our gas reserves; replacing our gas reserves; uncertainties in exploring for and producing gas; our inability to obtain additional financing necessary in order to fund our operations, capital expenditures and to meet our other obligations; disruptions, capacity constraints in or other limitations on the pipeline systems which deliver our gas; competition in the gas industry; our inability to retain and attract key personnel; our joint venture arrangements; the effects of government regulation and permitting and other legal requirements; costs associated with perfecting title for gas rights in some of our properties; our need to use unproven technologies to extract coalbed methane in some properties; our relationships and arrangements with CONSOL Energy Inc.; and other factors discussed in our registration statement on Form S-1/A under “Risk Factors” which is on file at the Securities and Exchange Commission (SEC). These factors and others could cause actual results to differ materially from the forward looking statements contained in this press release.

CNX Gas has filed a resale registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents CNX Gas has filed with the SEC for more complete information about CNX Gas and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, CNX Gas will arrange to send you the prospectus if you request by calling (412) 854-6719 or emailing danzajdel@cnxgas.com. A copy of the prospectus can be found at this link: [click here]

CNX GAS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands - except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
	2005	2004	2005	2004
Outside Sales	$98,445	$68,928	$322,382	$256,579
Related Party Sales	727	1,501	6,052	22,036
Purchased Gas Sales	117,603	46,586	275,148	112,005
Other Income	3,232	1,848	9,859	6,916

Total Revenue and Other Income	220,007	118,863	613,441	397,536

LIfting Costs	7,707	7,273	26,794	23,939
Gathering and Compression Costs	10,705	10,948	40,623	37,021
Royalty	12,136	8,271	36,641	32,914
Purchased Gas Costs	118,981	47,094	278,720	113,063
Other	6,273	3,556	21,147	16,274
Equity in (Earnings) Loss of Affiliates	(71)	541	149	2,423
Selling, General and Administrative	1,964	1,611	7,596	6,327
Depreciation, Depletion, and Amortization	9,156	8,786	35,039	32,889
Interest Expense	14	—	14	—

Total Costs and Expenses	166,865	88,080	446,723	264,850

Earnings Before Income Taxes	53,142	30,783	166,718	132,686

Income Taxes	20,562	12,050	64,550	51,898

Net Income	$32,580	$18,733	$102,168	$80,788

Earnings Per Share:
Basic	$0.22	$0.15	$0.76	$0.66

Dilutive	$0.22	$0.15	$0.76	$0.66

Weighted Average Number of Common Shares Outstanding:
Basic	150,833,334	122,896,667	134,071,334	122,896,667

Dilutive	151,003,896	122,988,359	134,137,219	122,988,359

Pro Forma
Earnings Per Share:
Basic	$0.22	$0.12	$0.68	$0.54

Dilutive	$0.22	$0.12	$0.68	$0.54

Weighted Average Number of Common Shares Outstanding:
Basic	150,833,334	150,833,334	150,833,334	150,833,334

Dilutive	151,003,896	150,925,026	150,899,219	150,925,026

The Pro Forma Earnings Per Share give effect to the additional 27.9 private placement shares as if they were outstanding for all periods presented.

CNX GAS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
	2005	2004	2005	2004
Operating Activities:
Net Income	$32,580	$18,733	$102,168	$80,788
Adjustments to Reconcile Net Income to
Net Cash Provided by (Used In) Operating Activities:
Cumulative Change in Accounting Principle, net of tax Depreciation, Depletion and Amortization	9,156	8,786	35,039	32,889
Compensation from Restricted Stock Unit Grants	205	—	205	—
Gain on the Sale of Assets
Loss on Capital Lease Buyout
Amortization of Intangibles
Income Taxes	6,731	941	17,771	941
Deferred Income Taxes	13,831	11,109	46,779	50,957
Equity in Earnings of Affiliates	(358)	541	(138)	2,423
Changes in Operating Assets:
Accounts Receivable Securitization
Accounts and Notes Receivable	(3,955)	(543)	(40,236)	(783)
Related Party Receivable	(728)	—	(728)	—
Inventories
Other Current Assets	(8,772)	(5,733)	(11,482)	(6,542)
Changes in Other Assets	(790)	(1,141)	3,584	(2,367)
Changes in Operating Liabilities:
Accounts Payable	(9,955)	16,429	342	2,597
Related Party Payable
Other Current Liabilities	6,044	3,363	15,369	8,672
Changes in Other Liabilities	2,087	(159)	2,150	5,583
Other	(94)	201	55	192

Net Cash Provided by Operating Activities	45,982	52,527	170,878	175,350

Investing Activities:
Capital Expenditures	(40,545)	(29,722)	(110,752)	(89,753)
Capitalized Interest
Additions to Intangibles
Investment in Equity Affiliates	680	(2,005)	(2,017)	(3,361)
Proceeds From Sales of Assets

Net Cash (Used in) Investing Activities	(39,865)	(31,727)	(112,769)	(93,114)

Financing Activities:
Issuance of Common Stock	—	—	420,167	—
Dividends Paid	—	—	(420,167)	—
Receipt from (Payment to) Parent	(15,600)	(20,799)	(38,039)	(82,237)

Net Cash (Used in) Financing Activities	(15,600)	(20,799)	(38,039)	(82,237)

Net (Decrease) Increase in Cash and Cash Equivalents	(9,483)	1	20,070	(1)
Cash and Cash Equivalents at Beginning of Period	29,556	2	3	4

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20,073	$3	$20,073	$3

CNX GAS CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) DECEMBER 31, 2005	DECEMBER 31, 2004
ASSETS
Current Assets:
Cash and Cash Equivalents	$20,073	$3
Marketable Securities, Available-for-Sale
Accounts and Notes Receivable:
Trade	41,121	700
Related Parties	728	—
Other Receivables	550	735
Prepaid Expenses
Merchandise for Resale and Supplies Inventories *
Recoverable Income Taxes
Deferred Taxes	9,339	8,301
Recoverable Income Taxes
Other	18,067	6,585

Total Current Assets	89,878	16,324

Property, Plant and Equipment:
Property, Plant and Equipment	888,691	771,439
Less - Accumulated Depreciation, Depletion and Amortization	165,144	130,563

Total Property, Plant and Equipment - Net	723,547	640,876

Other Assets:
Deferred Income Taxes
Other Receivables
Investment in Affiliates	49,528	47,373
Restricted Cash
Other	11,903	18,717

Total Other Assets	61,431	66,090

TOTAL ASSETS	$874,856	$723,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$22,541	$24,002
Accrued Income Taxes	5,518	941
Accrued Royalties	10,504	8,701
Accrued Severance Taxes	2,747	2,337
Other Current Liabilities	21,071	6,112

Total Current Liabilities	62,381	42,093

Deferred Credits and Other Liabilities:
Derivatives	56,686	13,027
Deferred Taxes	47,736	183,624
Well Plugging Liabilities	10,908	8,685
Salary Retirement	219	—
Postretirement Benefits Other Than Pensions	3,363	3,103
Other	14,091	10,202

Total Deferred Credits and Other Liabilities	133,003	218,641

Stockholders’ Equity:
Common Stock, $.01 par value;
200,000,000 Shares Authorized, 150,833,334 Issued and Outstanding at December 31, 2005	1,508	—
Capital in Excess of Par Value	779,509	215,710
Retained Earnings:
Beginning of the Year	252,469	171,681
Current Year Earnings	102,168	80,788
Dividends	(420,167)	—
Other Comprehensive Loss	(34,733)	(5,623)
Unearned Compensation on Restricted Stock Units	(1,282)	—

Total Stockholders’ Equity	679,472	462,556

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$874,856	$723,290

CNX GAS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands)

	Common Stock	Capital in Excess of Par Value	Retained Earnings	Dividends Paid	Other Comprehensive (Loss)	Unearned Compensation on Restricted Stock Units	Total Stockholders’ Equity
Balance - December 31, 2004	$—	$215,710	$252,469	$—	$(5,623)	$—	$462,556

(Unaudited)

Net Income	—	—	102,168	—	—	—	102,168
Issuance of Common Stock	1,508	418,659					420,167
Effect of Tax Basis Step-up	—	165,042	—	—	—	—	165,042
Issuance of Restricted Stock units under the Equity Incentive Plan (92,969 units)	—	1,487	—	—	—	(1,487)	—
Amortization of Restricted Stock Unit Grants	—	—	—	—	—	205	205
Dividends Paid	—	—	—	(420,167)	—	—	(420,167)
Gas Cash Flow Hedge (Net of $18,542 tax)	—	—	—	—	(29,110)	—	(29,110)
Capital Distribution to Parent	—	(21,389)	—	—	—	—	(21,389)

Balance - December 31, 2005	$1,508	$779,509	$354,637	$(420,167)	$(34,733)	$(1,282)	$679,472